As filed with the Securities and Exchange Commission on August 31, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Navigant Consulting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4094854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 North Wabash Avenue Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

NAVIGANT CONSULTING, INC. 2005 LONG-TERM INCENTIVE PLAN

NAVIGANT CONSULTING, INC. LONG-TERM INCENTIVE PLAN

(Full titles of the plans)

Philip P. Steptoe

Vice President, General Counsel and Secretary

Navigant Consulting, Inc.

615 North Wabash Avenue

Chicago, Illinois 60611

(312) 573-5600

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Navigant Consulting, Inc. 2005 Long-Term Incentive Plan Common Stock, $.001 par value per share	5,250,000 shares	$18.99	$99,697,500.00	$11,734.40
Navigant Consulting, Inc. Long-Term Incentive Plan Common Stock, $.001 par value per share	2,295,182 shares	$18.99	$43,585,506.18	$5,130.01
TOTAL:	7,545,182 shares	$18.99	$143,283,006.18	$16,864.41

(1)	Each share of Common Stock is accompanied by a share purchase right pursuant to the Registrant’s Rights Agreement, dated December 15, 1999, as amended June 30, 2004, with LaSalle Bank NA, as Rights Agent.
(2)	This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the plans relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price is based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange on August 29, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note: The first group of 5,250,000 shares of Common Stock being registered on this registration statement represents the maximum number of shares that may be issued under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan approved by its shareholders on May 4, 2005. The second group of 2,295,182 shares of Common Stock being registered on this registration statement represents shares issued during the 30 month period prior to May 4, 2005 pursuant to the Navigant Consulting, Inc. Long-Term Incentive Plan that have not vested as of the date of this registration statement. After May 4, 2005, no additional shares of Common Stock have been issued or will be issued pursuant to the Navigant Consulting, Inc. Long-Term Incentive Plan.

Item 3. Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by Navigant Consulting, Inc., a Delaware corporation (the “Company”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

(d)	The Company’s Current Report on Form 8-K dated April 19, 2005;

(e)	The Company’s Current Report on Form 8-K dated April 22, 2005;

(f)	The Company’s Current Report on Form 8-K/A dated April 28, 2005;

(g)	The Company’s Current Report on Form 8-K dated June 8, 2005;

(h)	The Company’s Current Report on Form 8-K dated July 22, 2005; and

(i)	The description of the Company’s shares of the common stock, $.001 par value, of the Company and associated preferred stock purchase rights (the “Common Stock”) contained in the Registration Statements on Form 8-A filed by Buyer with the Securities and Exchange Commission on September 16, 1996 and on December 7, 1999, respectively.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently-filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by the Delaware General Corporation Law (“DGCL”), the Company’s certificate of incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except for liability for breach of their duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability for authorizing illegal dividends or redemptions, or liability for a transaction from which the director derived an improper personal benefit. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee of the Company). Further, liability of a director for violations of the federal securities laws will not be limited by this provision.

The DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which the officer or director actually and reasonably incurred.

The Company’s certificate of incorporation provides that it will indemnify its directors and officers (and any other employee or agent designated for indemnification by resolution of the board of directors) to the fullest extent permitted by the DGCL as described above. The certificate of incorporation also provides that the right to indemnification is a contract right and is not exclusive of any other right under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The certificate of incorporation also permits the Company to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her status as such, regardless of whether the certificate of incorporation permits indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-9019) on July 26, 1996, is incorporated herein by reference.

4.2	Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company’s Registration Statement on Form S-3 (the “S-3”) (Registration No. 333-40489) on November 18, 1997, is incorporated herein by reference.

4.3	Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, is incorporated herein by reference.

4.4	Bylaws of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, are incorporated herein by reference.

4.5	Rights Agreement dated as of December 15, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company’s Current Report on Form 8-K dated December 15, 1999, is incorporated herein by reference.

5*	Opinion of counsel to the Company

23.1*	Consent of KPMG, LLP

23.2*	Consent of counsel to the Company is contained in Exhibit 5.

24	Powers of Attorney (contained in the signature pages hereto)

*	Filed herewith

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 31st day of August, 2005.

NAVIGANT CONSULTING, INC.

By:	/s/ William M. Goodyear
William M. Goodyear
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of Navigant Consulting, Inc. hereby severally constitutes and appoints William M. Goodyear and Ben W. Perks, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Navigant Consulting, Inc. to comply with the Securities Act and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post- effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

By:	/s/ William M. Goodyear	Chairman and Chief Executive Officer (principal executive officer)	Dated: August 31, 2005
William M. Goodyear

By:	/s/ Ben W. Perks Ben W. Perks	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	Dated: August 31, 2005

By:	/s/ Thomas A. Gildehaus	Director	Dated: August 31, 2005
Thomas A. Gildehaus

By:	/s/ Valerie B. Jarrett	Director	Dated: August 31, 2005
Valerie B. Jarrett

By:	/s/ Peter B. Pond	Director	Dated: August 31, 2005
Peter B. Pond

By:	/s/ Samuel K. Skinner	Director	Dated: August 31, 2005
Samuel K. Skinner

By:	/s/ James R. Thompson	Director	Dated: August 31, 2005
James R. Thompson

EXHIBIT INDEX

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company’s Registration Statement on Form S-1 (Registration No. 333-9019) on July 26, 1996, is incorporated herein by reference.

4.2	Amendment No. 1 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company’s Registration Statement on Form S-3 (the “S-3”) (Registration No. 333-40489) on November 18, 1997, is incorporated herein by reference.

4.3	Amendment No. 2 to Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, is incorporated herein by reference.

4.4	Bylaws of the Company, filed as an exhibit to Amendment No. 1 to the S-3 on February 12, 1998, are incorporated herein by reference.

4.5	Rights Agreement dated as of December 15, 1999 between the Company and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company’s Current Report on Form 8-K dated December 15, 1999, is incorporated herein by reference.

5*	Opinion of counsel to the Company

23.1*	Consent of KPMG, LLP

23.2*	Consent of counsel to the Company is contained in Exhibit 5.

24	Powers of Attorney (contained in the signature pages hereto)

*	Filed herewith